News Release

FOR IMMEDIATE RELEASE

Investor Relations:	Media:
Alan Magleby	Mary Athridge
410-454-5246	212-805-6035
amagleby@leggmason.com	mkathridge@leggmason.com
LEGG MASON REPORTS RESULTS FOR THIRD FISCAL QUARTER 2016
-- Third Quarter Net Loss of $139 Million, or $1.31 per Diluted Share --
-- Results Include Non-Cash Impairment Charges of $371 Million, or $2.79 per Diluted Share --
-- Third Quarter Adjusted Income of $159 Million, or $1.45 per Diluted Share --
-- Assets Under Management of $671.5 Billion --

Baltimore, Maryland - January 22, 2016 - Legg Mason, Inc. (NYSE: LM) today reported its operating results for the third fiscal quarter ended December 31, 2015. The Company reported a net loss1 of $138.6 million, or $1.31 per diluted share, as compared to net income of $64.3 million, or $0.58 per diluted share, in the previous quarter, and net income of $77.0 million, or $0.67 per diluted share, in the third quarter of fiscal 2015.

This quarter's results were driven by the following:

Negative items:

•
$371.0 million, $296.8 million after-tax, or $2.79 per diluted share, in non-cash impairment charges related to intangible assets at Permal resulting from a reduction in their AUM related to co-mingled vehicle assets due to their business shifting more to institutional investors.

•	A charge of $9.4 million, or $0.06 per diluted share, related to real estate write-offs resulting from reduced space requirements.

Positive items:

•
A cumulative tax benefit of $55.9 million, or $0.53 per diluted share, primarily related to annualized tax benefits attributable to prior quarters due to the current quarter impairment charges in a lower tax rate jurisdiction.

•	A further tax benefit for a reduction in tax interest expense of $5.3 million, or $0.03 per diluted share.

•	A $26.4 million, or $0.25 per diluted share, credit related to contingent consideration fair value adjustments.

•	A tax benefit largely due to a United Kingdom tax rate adjustment resulting in a credit of $8.4 million, or $0.08 per diluted share.

•	A gain of $6.6 million, or $0.04 per diluted share, on an Australian dollar hedge related to the RARE Infrastructure Limited acquisition.

(Amounts in millions, except per share amounts)
	Quarters Ended			Nine Months Ended
	Dec	Sep	Dec	Dec	Dec
	2015	2015	2014	2015	2014
Operating Revenues	$659.6	$673.1	$719.0	$2,041.3	$2,116.8
Operating Expenses	900.2	540.1	599.6	2,024.4	1,747.5
Operating Income (Loss)	(240.6)	133.0	119.4	16.9	369.3
Net Income (Loss)[1]	(138.6)	64.3	77.0	20.2	154.1
Adjusted Income[2]	158.5	99.1	113.1	387.0	260.9
Net Income (Loss) Per Share - Diluted[1]	(1.31)	0.58	0.67	0.17	1.32
Adjusted Income Per Share - Diluted[2]	1.45	0.89	0.98	3.47	2.23

(1) Net Income (Loss) Attributable to Legg Mason, Inc.
(2) See “Use of Supplemental Non-GAAP Financial Information.”

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Included in last quarter's results were $11.1 million of losses on the Australian dollar hedge related to the RARE Infrastructure acquisition, or $0.06 per diluted share, and a tax benefit largely due to reserve adjustments related to the successful conclusion of certain tax examinations of $5.0 million, or $0.05 per diluted share.

Adjusted income2 for the third fiscal quarter was $158.5 million, or $1.45 per diluted share, as compared to $99.1 million, or $0.89 per diluted share, in the previous quarter and $113.1 million, or $0.98 per diluted share, in the third quarter of fiscal 2015. For the current quarter, operating revenues were $659.6 million, down 2% from $673.1 million in the prior quarter, and down 8% compared to $719.0 million in the third quarter of fiscal 2015. Operating expenses excluding the non-cash impairment charges were $529.2, down 2% from $540.1 million in the prior quarter, and down 12% compared to $599.6 million in the third quarter of fiscal 2015.

Assets Under Management (“AUM”) were $671.5 billion as of December 31, 2015, compared to $672.1 billion as of September 30, 2015, and down 5% from $709.1 billion as of December 31, 2014.

Legg Mason also announced today, that its Board of Directors has declared a quarterly cash dividend on its common stock in the amount of $0.20 per share.

Comments on the Third Quarter of Fiscal Year 2016 Results

Joseph A. Sullivan, Chairman and CEO of Legg Mason said, “Our operating results for the quarter reflected a challenging period for asset management firms, and included a negative impact from a significant non-cash impairment charge.   While quarterly long-term flows were negative in the aggregate, we generated another quarter of positive fixed income flows despite industry net outflows in active taxable fixed income.  Equity flows remained challenged, consistent with industry trends, exacerbated by capital gains distributions and year-end tax selling.  In the quarter, we continued our work to commercialize new equity investment capabilities, launched four outcome-oriented index ETFs in the US, closed our acquisition of RARE Infrastructure and added their funds to our European fund ranges.   While pleased with our strategic progress during the quarter, we continue to manage our business very thoughtfully in light of the current challenging environment.

“The uncertain outlook for markets, and our client’s needs for a broad suite of investment solutions, makes it clear that we cannot risk standing still.  Consequently, we have taken important steps to execute upon our strategy of becoming an increasingly diversified asset management firm in terms of investment expertise, products, vehicles and distribution channels to service evolving and diverse client needs.  With the acquisition of Clarion Partners, we have added a private real estate capability with strong performance through market cycles, differentiated and diverse product offerings and broad growth opportunities in new geographies and products.  By bringing EnTrust together with Permal, we create one of the largest alternative asset managers with complementary investment capabilities, global client relationships and business mix.  Our investment in Precidian Investments gives us access to a proven innovator that will help us continue to drive product and vehicle diversification.  Precidian Investments’ ActiveShares process for active ETFs is, in our opinion, the best ETF solution for the active management industry, with strong interest in the process within the industry and confirmation from key early adopters.   We still have a great deal of work ahead, but are energized by the significant opportunity before us.”

Assets Under Management of $671.5 Billion

AUM was $671.5 billion at December 31, 2015 compared with $672.1 billion at September 30, 2015, driven by $6.8 billion from the RARE Infrastructure acquisition and $6.4 billion in positive market performance. This was more than offset by liquidity outflows of $10.9 billion, long-term outflows of $2.4 billion and $0.5 billion in negative foreign exchange. AUM was down 5% from $709.1 billion at December 31, 2014.

•	Long-term net outflows of $2.4 billion included equity outflows of $4.6 billion, partially offset by fixed income inflows of $2.2 billion.

•	At December 31, 2015, fixed income represented 55% of AUM, while equity represented 28%, and liquidity represented 17%.

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•	By geography, 63% of AUM was from clients domiciled in the United States and 37% from non-US domiciled clients.

•
Average AUM during the quarter was $683.0 billion compared to $687.2 billion in the prior quarter and $710.9 billion in the third quarter of fiscal year 2015. Average long-term AUM was $559.8 billion compared to $560.4 billion in the prior quarter and $565.8 billion in the third quarter of fiscal year 2015.

Comparison to the Second Quarter of Fiscal Year 2016

Net loss was $138.6 million, or $1.31 per diluted share, as compared with net income of $64.3 million, or $0.58 per diluted share, in the second quarter of fiscal year 2016. Included in this quarter's results were items highlighted on page 1 which totaled $204.7 million after taxes, or $1.92 per diluted share. Included in the prior quarter's results were losses on corporate investments not offset in compensation and a loss on an Australian dollar hedge related to the RARE Infrastructure acquisition, which combined to total $22.6 million or $0.13 per diluted share. In addition, the prior quarter included a tax benefit largely due to reserve adjustments related to the successful conclusion of certain tax examinations of $5.0 million, or $0.05 per diluted share.

•	Operating revenues of $659.6 million were down 2% from $673.1 million in the prior quarter, principally reflecting a lower operating revenue yield.

•
Operating expenses of $900.2 million were up 67% from $540.1 million in the prior quarter primarily due to $371.0 million in non-cash impairment charges related to intangible assets. In addition, the current quarter included a $26.4 million credit related to contingent consideration fair value adjustments and a charge of $9.4 million related to real estate write-offs resulting from reduced space requirements. The current quarter expenses included a $2.7 million gain in the market value of deferred compensation and seed investments, which is recorded as a decrease in compensation and benefits with an offset in other non-operating income, compared to a loss of $5.5 million in the prior quarter.

•
Other non-operating expense was $1.6 million compared to $42.5 million in the prior quarter. Other non-operating expense included a gain of $6.6 million on an Australian dollar hedge related to the RARE Infrastructure acquisition compared with an $11.1 million loss in the prior quarter. Losses on corporate investments, not offset in compensation, were $2.8 million compared with losses of $11.5 million last quarter. Both quarters included gains and losses on funded deferred compensation and seed investments, as described above. In addition, the current quarter included $1.5 million in losses associated with consolidated investment vehicles compared to $2.3 million of losses in the prior quarter. The consolidation of investment vehicles has no impact on net income as the effects of consolidation are fully attributable to noncontrolling interests.

•
Operating margin was negative, as compared to 19.8% in the prior quarter as a result of the non-cash impairment charges this quarter. Operating margin, as adjusted[2], was 20.6%, as compared to 24.0% in the prior quarter.

•	Adjusted income was $158.5 million, or $1.45 per diluted share, as compared to adjusted income of $99.1 million, or $0.89 per diluted share, in the prior quarter.

Comparison to the Third Quarter of Fiscal Year 2015

Net loss was $138.6 million, or $1.31 per diluted share, as compared with $77.0 million, or $0.67 per diluted share, in the third quarter of fiscal year 2015. Included in this quarter's results were items highlighted on page 1 which totaled $204.7 million, or $1.92 per diluted share.

•
Operating revenues of $659.6 million were down 8% compared with $719.0 million in the third quarter of fiscal year 2015, reflecting a less favorable AUM mix, a 4% decline in average AUM and lower performance fees.

•
Operating expenses of $900.2 million were up 50% compared with $599.6 million in the third quarter of fiscal year 2015 primarily due to $371.0 million in non-cash impairment charges related to intangible assets. In addition, the current quarter included a $26.4 million credit related to contingent consideration fair value adjustments and a charge of $9.4 million related to real estate write-offs resulting from reduced space requirements. The prior year quarter included $12.8 million in costs related to the QS Investors integration and other corporate initiatives. In addition, the prior year quarter expenses included costs of

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$5.7 million related to the sale of LMIC and the acquisition of Martin Currie. The current quarter expenses included a $2.7 million gain in the market value of deferred compensation and seed investments, which is recorded as a decrease in compensation and benefits with an offset in other non-operating income, compared to a gain of $2.2 million in the prior year quarter.

•
Other non-operating expense was $1.6 million, as compared to $1.3 million in the third quarter of fiscal year 2015. Other non-operating expense included a gain of $6.6 million on an Australian dollar hedge related to the RARE Infrastructure acquisition. Losses on corporate investments, not offset in compensation, were $2.8 million compared with gains on corporate investments of $3.4 million in the third quarter of fiscal year 2015. Both quarters included gains on funded deferred compensation and seed investments, as described above. In addition, the current quarter also included $1.5 million in losses associated with consolidated investment vehicles, as compared to $3.1 million in gains in the prior year quarter. The consolidation of investment vehicles has no impact on net income as the effects of consolidation are fully attributable to noncontrolling interests.

•
Operating margin was negative as compared to 16.6% in the third quarter of fiscal year 2015 as a result of the non-cash impairment charges related to intangible assets. Operating margin, as adjusted, was 20.6%, as compared to 21.4% in the third quarter of fiscal year 2015.

•	Adjusted income was $158.5 million, or $1.45 per diluted share, as compared to adjusted income of $113.1 million, or $0.98 per diluted share, in the third quarter of fiscal year 2015.

Quarterly Business Developments and Recent Announcements

•	Legg Mason closed the acquisition of RARE Infrastructure, a pioneer in global listed infrastructure investing headquartered in Sydney, Australia on October 21, 2015.

•	On December 29, 2015 Legg Mason began trading four new ETF products on the NASDAQ Stock Exchange. These outcome-oriented index-based ETF funds were created in partnership with QS Investors.

•	Legg Mason announced today the agreement to acquire Clarion Partners, a leading diversified real estate firm based in New York.

•
Legg Mason announced today the agreement to acquire EnTrust, a leading hedge fund solutions provider based in New York which will be combined with Permal to create one of the world's largest hedge fund solutions providers.

•	Legg Mason announced today the agreement to acquire a minority interest in Precidian Investments, a leading creator of innovative ETF intellectual property.

•
Morningstar Inc. announced that Ken Leech, Carl Eichstaedt, Mark Lindbloom, Mike Buchanan and team are nominees for Morningstar 2015 U.S. Fixed Income Manager of the Year, United States of America for Western Asset Core Bond Fund (WACSX) and Western Asset Core Plus Bond Fund (WAPSX).

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Quarterly Performance

At December 31, 2015:
	1-Year	3-Year	5-Year	10-Year
% of Strategy AUM beating Benchmark[3]	60%	80%	83%	88%

% of Long-Term US Fund Assets Beating Lipper Category Average[3]
Equity	33%	61%	66%	48%
Fixed Income	58%	67%	80%	78%
Total US Fund Assets	43%	63%	72%	60%

Of Legg Mason’s long-term U.S. mutual fund assets, 48.3% were in funds rated 4 or 5 stars by Morningstar.

Balance Sheet
At December 31, 2015, Legg Mason’s cash position was $563 million.  Total debt was $1.1 billion and stockholders' equity was $4.3 billion.  The ratio of total debt to total capital was 20%. In the third fiscal quarter, the Company completed additional open market purchases of 572 thousand shares which reduced the weighted average shares by 457 thousand.

The Board of Directors has declared a quarterly cash dividend on the Company’s common stock in the amount of $0.20 per share. The dividend is payable April 11, 2016 to shareholders of record at the close of business on February 10, 2016.

(3) See “Supplemental Data Regarding Quarterly Performance.”

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Conference Call to Discuss Results
A webcast to discuss the Company's results, hosted by Joseph A. Sullivan, Chairman and CEO of Legg Mason, Inc., will be held at 8:30 a.m. EST on Friday, January 22, 2016, and will be immediately followed by the Company’s 2016 Investor Day presentation. The discussion of operating results and the Investor Day presentation will be open to the general public. Interested participants should access the webcast at: http://ir.leggmason.com. Participants may also access the presentation via telephone by dialing 1 (888) 771-4371 (or for international calls 1 (847) 585-4405), confirmation number 41011532, at least 10 minutes prior to the scheduled start to ensure connection.

The presentation slides and additional supporting materials that will be reviewed during the discussion of the Company’s operating results and the webcast of Investor Day will be accessible on our Investor Relations page shortly after the release of the financial results: http://ir.leggmason.com. Pre-registration is available by clicking “attend” from our webcast link. Pre-registrants will receive communication reminders leading up to the event.

A replay of the webcast will be available on the Legg Mason website, in the investor relations section, or by dialing 1-888-843-7419 (or for international calls 1-630-652-3042), enter pass code 41011532# when prompted.
Please note that the replay will be available beginning at 4:00 p.m. EST on Friday, January 22, 2016, and ending at 11:59 p.m. EST on Friday, February 5, 2016.

About Legg Mason
Legg Mason is a global asset management firm, with $671.5 billion in AUM as of December 31, 2015. The Company provides active asset management in many major investment centers throughout the world. Legg Mason is headquartered in Baltimore, Maryland, and its common stock is listed on the New York Stock Exchange (symbol: LM).

This release contains forward-looking statements subject to risks, uncertainties and other factors that may cause actual results to differ materially. For a discussion of these risks and uncertainties, see "Risk Factors" and “Management’s Discussion and Analysis of Financial Condition and Results of Operations” in Legg Mason's Annual Report on Form 10-K for the fiscal year ended March 31, 2015 and in the Company’s quarterly reports on Form 10-Q.

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Supplemental Data Regarding Quarterly Performance

Strategy Performance
For purposes of investment performance comparisons, strategies are an aggregation of discretionary portfolios (separate accounts, investment funds, and other products) into a single group that represents a particular investment objective. In the case of separate accounts, the investment performance of the account is based upon the performance of the strategy to which the account has been assigned. Each of our asset managers has its own specific guidelines for including portfolios in their strategies. For those managers which manage both separate accounts and investment funds in the same strategy, the performance comparison for all of the assets is based upon the performance of the separate account.

Approximately ninety percent of total AUM is included in strategy AUM as of December 31, 2015, although not all strategies have three-, five-, and ten-year histories. Total strategy AUM includes liquidity assets. Certain assets are not included in reported performance comparisons. These include: accounts that are not managed in accordance with the guidelines outlined above; accounts in strategies not marketed to potential clients; accounts that have not yet been assigned to a strategy; and certain smaller products at some of our affiliates.

Past performance is not indicative of future results. For AUM included in institutional and retail separate accounts and investment funds managed in the same strategy as separate accounts, performance comparisons are based on gross-of-fee performance. For investment funds (including fund-of-hedge funds) which are not managed in a separate account format, performance comparisons are based on net-of-fee performance. These performance comparisons do not reflect the actual performance of any specific separate account or investment fund; individual separate account and investment fund performance may differ. The information in this table is provided solely for use in connection with this table, and is not directed toward existing or potential clients of Legg Mason.

Long-term US Fund Assets Beating Lipper Category Average
Long-term US fund assets include open-end, closed-end, and variable annuity funds. These performance comparisons do not reflect the actual performance of any specific fund; individual fund performance may differ. Past performance is not a guarantee of future results. Source: Lipper Inc.

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LEGG MASON, INC. AND SUBSIDIARIES
CONSOLIDATED STATEMENTS OF INCOME (LOSS)
(Amounts in thousands, except per share amounts)
(Unaudited)

	Quarters Ended			Nine Months Ended
	December	September	December	December	December
	2015	2015	2014	2015	2014
Operating Revenues:
Investment advisory fees:
Separate accounts	$208,501	$205,155	$210,177	$621,760	$619,686
Funds	345,501	359,871	388,589	1,089,717	1,159,454
Performance fees	9,175	7,902	29,134	35,730	59,430
Distribution and service fees	95,919	99,602	90,053	292,381	274,250
Other	461	556	1,031	1,705	3,940
Total operating revenues	659,557	673,086	718,984	2,041,293	2,116,760

Operating Expenses:
Compensation and benefits	282,770	282,433	319,746	880,255	929,130
Distribution and servicing	132,860	138,930	147,492	421,078	451,300
Communications and technology	48,509	49,845	47,109	147,031	133,683
Occupancy	35,750	25,716	33,212	87,453	82,879
Amortization of intangible assets	1,580	670	669	2,907	2,028
Impairment of intangible assets	371,000	—	—	371,000	—
Other, net of $26,375 of contingent consideration
fair value reduction in December 2015	27,733	42,462	51,388	114,641	148,471
Total operating expenses	900,202	540,056	599,616	2,024,365	1,747,491

Operating Income (Loss)	(240,645)	133,030	119,368	16,928	369,269

Other Non-Operating Income (Expense):
Interest income	1,377	1,229	1,680	3,923	5,885
Interest expense	(8,003)	(13,280)	(12,183)	(33,232)	(44,216)
Other income (expense), net, including $107,074
debt extinguishment loss in September 2014	6,520	(28,110)	7,441	(15,879)	(94,467)
Other non-operating income (expense) of
consolidated investment vehicles, net	(1,510)	(2,303)	1,759	(3,406)	4,687
Total other non-operating income (expense)	(1,616)	(42,464)	(1,303)	(48,594)	(128,111)

Income (Loss) Before Income Tax Provision (Benefit)	(242,261)	90,566	118,065	(31,666)	241,158

Income tax provision (benefit)	(103,651)	27,647	38,017	(50,914)	82,477

Net Income (Loss)	(138,610)	62,919	80,048	19,248	158,681
Less: Net income (loss) attributable
to noncontrolling interests	16	(1,400)	3,012	(993)	4,560

Net Income (Loss) Attributable to Legg Mason, Inc.	$(138,626)	$64,319	$77,036	$20,241	$154,121

Earnings per Share:

Net Income (Loss) Attributable to Legg Mason, Inc.	$(138,626)	$64,319	$77,036	$20,241	$154,121

Less: Earnings (distributed and undistributed)
allocated to participating securities	565	1,615	2,078	1,675	4,112

Net Income (Loss) (Distributed and Undistributed)
Allocated to Shareholders (Excluding
Participating Securities)	$(139,191)	$62,704	$74,958	$18,566	$150,009

Net Income (Loss) per Share Attributable to
Legg Mason, Inc. Shareholders:
Basic	$(1.31)	$0.58	$0.67	$0.17	$1.33

Diluted	$(1.31)	$0.58	$0.67	$0.17	$1.32

Weighted-Average Number of Shares
Outstanding: (1)
Basic	106,432	107,852	111,345	107,741	112,712
Diluted	106,432	108,784	112,598	108,733	113,881

(1) Diluted shares are the same as basic shares for periods with a loss.

LEGG MASON, INC. AND SUBSIDIARIES
CONSOLIDATING STATEMENTS OF INCOME (LOSS)
(Amounts in thousands)
(Unaudited)
	Quarters Ended
	December 2015			September 2015			December 2014

	Balance Before Consolidation of Consolidated Investment Vehicles	Consolidated Investment Vehicles	Consolidated Totals	Balance Before Consolidation of Consolidated Investment Vehicles	Consolidated Investment Vehicles	Consolidated Totals	Balance Before Consolidation of Consolidated Investment Vehicles	Consolidated Investment Vehicles	Consolidated Totals

Total operating revenues	$659,636	$(79)	$659,557	$673,168	$(82)	$673,086	$719,166	$(182)	$718,984
Total operating expenses	900,165	37	900,202	540,023	33	540,056	599,574	42	599,616
Operating Income (Loss)	(240,529)	(116)	(240,645)	133,145	(115)	133,030	119,592	(224)	119,368
Other non-operating income (expense)	(521)	(1,095)	(1,616)	(40,988)	(1,476)	(42,464)	(4,387)	3,084	(1,303)
Income (Loss) Before Income Tax Provision (Benefit)	(241,050)	(1,211)	(242,261)	92,157	(1,591)	90,566	115,205	2,860	118,065
Income tax provision (benefit)	(103,651)	—	(103,651)	27,647	—	27,647	38,017	—	38,017
Net Income (Loss)	(137,399)	(1,211)	(138,610)	64,510	(1,591)	62,919	77,188	2,860	80,048
Less: Net income (loss) attributable
to noncontrolling interests	1,227	(1,211)	16	191	(1,591)	(1,400)	152	2,860	3,012
Net Income (Loss) Attributable to Legg Mason, Inc.	$(138,626)	$—	$(138,626)	$64,319	$—	$64,319	$77,036	$—	$77,036

	Nine Months Ended
	December 2015			December 2014

	Balance Before Consolidation of Consolidated Investment Vehicles	Consolidated Investment Vehicles	Consolidated Totals	Balance Before Consolidation of Consolidated Investment Vehicles	Consolidated Investment Vehicles	Consolidated Totals

Total operating revenues	$2,041,539	$(246)	$2,041,293	$2,117,309	$(549)	$2,116,760
Total operating expenses	2,024,275	90	2,024,365	1,747,375	116	1,747,491
Operating Income (Loss)	17,264	(336)	16,928	369,934	(665)	369,269
Other non-operating income (expense)	(46,388)	(2,206)	(48,594)	(132,917)	4,806	(128,111)
Income (Loss) Before Income Tax Provision (Benefit)	(29,124)	(2,542)	(31,666)	237,017	4,141	241,158
Income tax provision (benefit)	(50,914)	—	(50,914)	82,477	—	82,477
Net Income (Loss)	21,790	(2,542)	19,248	154,540	4,141	158,681
Less: Net income (loss) attributable
to noncontrolling interests	1,549	(2,542)	(993)	419	4,141	4,560
Net Income Attributable to Legg Mason, Inc.	$20,241	$—	$20,241	$154,121	$—	$154,121

LEGG MASON, INC. AND SUBSIDIARIES
SUPPLEMENTAL DATA
RECONCILIATION OF NET INCOME (LOSS) ATTRIBUTABLE TO LEGG MASON, INC.
TO ADJUSTED INCOME (1)
(Amounts in thousands, except per share amounts)
(Unaudited)

	Quarters Ended			Nine Months Ended

	December	September	December	December	December
	2015	2015	2014	2015	2014

Net Income (Loss) Attributable to Legg Mason, Inc.	$(138,626)	$64,319	$77,036	$20,241	$154,121

Plus (less):
Amortization of intangible assets	1,580	670	669	2,907	2,028
Impairment of intangible assets	371,000	—	—	371,000	—
Contingent consideration fair value adjustment	(26,375)	—	—	(26,375)	—
Deferred income taxes on intangible assets:
Impairment charges	(74,200)	—	—	(74,200)	—
Tax amortization benefit	33,512	34,116	35,362	101,749	104,731
U.K. tax rate adjustment	(8,361)	—	—	(8,361)	—

Adjusted Income	$158,530	$99,105	$113,067	$386,961	$260,880

Net Income (Loss) per Diluted Share Attributable to Legg Mason, Inc. Shareholders	$(1.31)	$0.58	$0.67	$0.17	$1.32

Plus (less):(2)
Amortization of intangible assets	0.01	—	0.01	0.03	0.02
Impairment of intangible assets	3.49	—	—	3.41	—
Contingent consideration fair value adjustment	(0.25)	—	—	(0.24)	—
Deferred income taxes on intangible assets:
Impairment charges	(0.70)	—	—	(0.68)	—
Tax amortization benefit	0.31	0.31	0.30	0.94	0.89
U.K. tax rate adjustment	(0.08)	—	—	(0.08)	—
Allocation to participating securities(3)	(0.02)	—	—	(0.08)	—

Adjusted Income per Diluted Share	$1.45	$0.89	$0.98	$3.47	$2.23

(1) See explanations for "Use of Supplemental Non-GAAP Financial Information."
(2) In calculating Adjusted Income per Diluted Share during periods of Net Income after distributed earnings, we include the weighted-average of unvested restricted shares deemed to be participating securities and the earnings allocated to these participating securities. Weighted-average unvested restricted shares were 2,772 and 3,094 for the quarters ended September 2015 and December 2014, respectively, and 3,071 for the nine months ended December 2014. For purposes of this non-GAAP performance measure, earnings are allocated in the same ratio to participating securities and common shares. As a result, the inclusion of these participating securities and the earnings allocated thereto do not impact the per share amounts of the adjustments made to Net Income per Diluted Share Attributable to Legg Mason, Inc.
    Shareholders.

    In calculating Adjusted Income per Diluted Share during periods of Net Loss after distributed earnings, we exclude the weighted-average of unvested restricted shares deemed to be participating securities. Weighted-average unvested restricted shares were 2,812 and 2,774 for the quarter and nine months ended December 2015, respectively.

(3) During periods of Net Loss after distributed earnings, there is an impact from weighted-average unvested restricted shares deemed to participating securities.

LEGG MASON, INC. AND SUBSIDIARIES
SUPPLEMENTAL DATA
RECONCILIATION OF OPERATING MARGIN, AS ADJUSTED (1)
(Amounts in thousands)
(Unaudited)

	Quarters Ended			Nine Months Ended

	December	September	December	December	December
	2015	2015	2014	2015	2014

Operating Revenues, GAAP basis	$659,557	$673,086	$718,984	$2,041,293	$2,116,760

Plus (less):
Operating revenues eliminated upon
consolidation of investment vehicles	79	82	182	246	549
Distribution and servicing expense excluding
consolidated investment vehicles	(132,850)	(138,920)	(147,481)	(421,050)	(451,272)

Operating Revenues, as Adjusted	$526,786	$534,248	$571,685	$1,620,489	$1,666,037

Operating Income (Loss), GAAP basis	$(240,645)	$133,030	$119,368	$16,928	$369,269

Plus (less):
Gains (losses) on deferred compensation
and seed investments, net	2,742	(5,499)	2,177	(1,547)	6,252
Impairment of intangible assets	371,000	—	—	371,000	—
Contingent consideration fair value adjustment	(26,375)	—	—	(26,375)	—
Amortization of intangible assets	1,580	670	669	2,907	2,028
Operating income of consolidated investment
vehicles, net	116	115	224	336	665

Operating Income, as Adjusted	$108,418	$128,316	$122,438	$363,249	$378,214

Operating Margin, GAAP basis	(36.5)%	19.8%	16.6%	0.8%	17.4%
Operating Margin, as Adjusted	20.6	24.0	21.4	22.4	22.7

(1) See explanations for "Use of Supplemental Non-GAAP Financial Information."

LEGG MASON, INC. AND SUBSIDIARIES
(Amounts in billions)
(Unaudited)

Assets Under Management

	Quarters Ended
By asset class:	December 2015	September 2015	June 2015	March 2015	December 2014
Equity	$186.2	$177.6	$197.3	$199.4	$198.7
Fixed Income	370.0	368.4	372.2	376.1	367.4
Long-Term Assets	556.2	546.0	569.5	575.5	566.1
Liquidity	115.3	126.1	129.7	127.2	143.0
Total	$671.5	$672.1	$699.2	$702.7	$709.1

	Quarters Ended					Nine Months Ended
By asset class (average):	December 2015	September 2015	June 2015	March 2015	December 2014	December 2015	December 2014
Equity	$188.2	$189.6	$199.8	$198.3	$200.0	$193.6	$194.6
Fixed Income	371.6	370.8	375.8	373.2	365.8	373.2	364.7
Long-Term Assets	559.8	560.4	575.6	571.5	565.8	566.8	559.3
Liquidity	123.2	126.8	128.3	135.6	145.1	125.7	142.1
Total	$683.0	$687.2	$703.9	$707.1	$710.9	$692.5	$701.4

Component Changes in Assets Under Management
	Quarters Ended					Nine Months Ended
	December 2015	September 2015	June 2015	March 2015	December 2014	December 2015	December 2014
Beginning of period	$672.1	$699.2	$702.7	$709.1	$707.8	$702.7	$701.8
Net client cash flows:
Equity	(4.6)	0.1	(1.3)	(1.4)	(1.1)	(5.8)	(1.3)
Fixed Income	2.2	3.0	2.6	7.6	9.9	7.8	11.5
Long-Term flows	(2.4)	3.1	1.3	6.2	8.8	2.0	10.2
Liquidity	(10.9)	(3.0)	2.3	(15.3)	(10.6)	(11.6)	(6.9)
Total net client cash flows	(13.3)	0.1	3.6	(9.1)	(1.8)	(9.6)	3.3
Market performance and other (1)	6.4	(22.6)	(8.9)	9.0	9.5	(25.0)	11.2
Impact of foreign exchange	(0.5)	(4.6)	1.8	(6.3)	(6.4)	(3.4)	(12.2)
Acquisitions (Disposition), net	6.8	—	—	—	—	6.8	5.0
End of period	$671.5	$672.1	$699.2	$702.7	$709.1	$671.5	$709.1

Note: Due to effects of rounding, the sum of the quarterly results may differ immaterially from the year-to-date results.

(1) Includes $12.8 billion of certain client assets previously reported as Assets Under Management that have been reclassified as Assets Under Advisement for the nine months ended December 2014.

News Release

Use of Supplemental Non-GAAP Financial Information

As supplemental information, we are providing performance measures that are based on methodologies other than generally accepted accounting principles (“non-GAAP”) for “Adjusted Income” and “Operating Margin, as Adjusted” that management uses as benchmarks in evaluating and comparing our period-to-period operating performance.

Adjusted Income
We define “Adjusted Income” as Net Income (Loss) Attributable to Legg Mason, Inc., plus amortization and deferred taxes related to intangible assets and goodwill, imputed interest and tax benefits on contingent convertible debt less deferred income taxes on goodwill and indefinite-life intangible asset impairment, if any. We also adjust for non-core items that are not reflective of our economic performance, such as intangible asset impairments, the impact of fair value adjustments of contingent consideration liabilities, if any, the impact of tax rate adjustments on certain deferred tax liabilities related to indefinite-life intangible assets, and loss on extinguishment of contingent convertible debt.

We believe that Adjusted Income provides a useful representation of our operating performance adjusted for non-cash acquisition related items and other items that facilitate comparison of our results to the results of other asset management firms that have not issued/extinguished contingent convertible debt or made significant acquisitions. We also believe that Adjusted Income is an important metric in estimating the value of an asset management business.

Adjusted Income only considers adjustments for certain items that relate to operating performance and comparability, and therefore, is most readily reconcilable to Net Income (Loss) Attributable to Legg Mason, Inc. determined under GAAP. This measure is provided in addition to Net Income (Loss) Attributable to Legg Mason, Inc., but is not a substitute for Net Income (Loss) Attributable to Legg Mason, Inc. and may not be comparable to non-GAAP performance measures, including measures of adjusted earnings or adjusted income, of other companies. Further, Adjusted Income is not a liquidity measure and should not be used in place of cash flow measures determined under GAAP. Fair value adjustments of contingent consideration liabilities may or may not provide a tax benefit, depending on the tax attributes of the acquisition transaction. We consider Adjusted Income to be useful to investors because it is an important metric in measuring the economic performance of asset management companies, as an indicator of value, and because it facilitates comparison of our operating results with the results of other asset management firms that have not issued/extinguished contingent convertible debt or made significant acquisitions.

In calculating Adjusted Income, we adjust for the impact of the amortization of management contract assets and impairment of indefinite-life intangible assets, and add (subtract) the impact of fair value adjustments on contingent consideration liabilities, if any, all of which arise from acquisitions, to Net Income (Loss) Attributable to Legg Mason, Inc. to reflect the fact that these items distort comparisons of our operating results with the results of other asset management firms that have not engaged in significant acquisitions. Deferred taxes on indefinite-life intangible assets and goodwill include actual tax benefits from amortization deductions that are not realized under GAAP absent an impairment charge or the disposition of the related business.  Because we fully expect to realize the economic benefit of the current period tax amortization, we add this benefit to Net Income (Loss) Attributable to Legg Mason, Inc. in the calculation of Adjusted Income.  However, because of our net operating loss carry-forward, we will receive the benefit of the current tax amortization over time. Conversely, we subtract the non-cash income tax benefits on goodwill and indefinite-life intangible asset impairment charges and U.K. tax rate adjustments on excess book basis on certain acquired indefinite-life intangible assets, if applicable, that have been recognized under GAAP. We also add back, if applicable, non-cash imputed interest and the extinguishment loss on contingent convertible debt adjusted for amounts allocated to the conversion feature, as well as adding the actual tax benefits on the imputed interest that are not realized under GAAP. These adjustments reflect that these items distort comparisons of our operating results to other periods and the results of other asset management firms that have not engaged in significant acquisitions, including any related impairments, or issued/extinguished contingent convertible debt.

Should a disposition, impairment charge or other non-core item occur, its impact on Adjusted Income may distort actual changes in the operating performance or value of our firm. Accordingly, we monitor these items and their

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News Release

related impact, including taxes, on Adjusted Income to ensure that appropriate adjustments and explanations accompany such disclosures.

Although depreciation and amortization of fixed assets are non-cash expenses, we do not add these charges in calculating Adjusted Income because these charges are related to assets that will ultimately require replacement.

Operating Margin, as Adjusted
We calculate “Operating Margin, as Adjusted,” by dividing (i) Operating Income (Loss), adjusted to exclude the impact on compensation expense of gains or losses on investments made to fund deferred compensation plans, the impact on compensation expense of gains or losses on seed capital investments by our affiliates under revenue sharing agreements, amortization related to intangible assets, income (loss) of consolidated investment vehicles, the impact of fair value adjustments of contingent consideration liabilities, if any, and impairment charges by (ii) our operating revenues, adjusted to add back net investment advisory fees eliminated upon consolidation of investment vehicles, less distribution and servicing expenses which we use as an approximate measure of revenues that are passed through to third parties, which we refer to as “Operating Revenues, as Adjusted”.  The compensation items are removed from Operating Income (Loss) in the calculation because they are offset by an equal amount in Other non-operating income (expense), and thus have no impact on Net Income (Loss) Attributable to Legg Mason, Inc.  We adjust for the impact of amortization of management contract assets and the impact of fair value adjustments of contingent consideration liabilities, if any, which arise from acquisitions to reflect the fact that these items distort comparison of our operating results with results of other asset management firms that have not engaged in significant acquisitions. Impairment charges and income (loss) of consolidated investment vehicles are removed from Operating Income (Loss) in the calculation because these items are not reflective of our core asset management operations. We use Operating Revenues, as Adjusted in the calculation to show the operating margin without distribution and servicing expenses, which we use to approximate our distribution revenues that are passed through to third parties as a direct cost of selling our products, although distribution and servicing expenses may include commissions paid in connection with the launching of closed-end funds for which there is no corresponding revenue in the period. Operating Revenues, as Adjusted also include our advisory revenues we receive from consolidated investment vehicles that are eliminated in consolidation under GAAP.

We believe that Operating Margin, as Adjusted, is a useful measure of our performance because it provides a measure of our core business activities. It excludes items that have no impact on Net Income (Loss) Attributable to Legg Mason, Inc. and indicates what our operating margin would have been without the distribution revenues that are passed through to third parties as a direct cost of selling our products, amortization related to intangible assets, changes in the fair value of contingent consideration liabilities, if any, impairment charges, and the impact of the consolidation of certain investment vehicles described above. The consolidation of these investment vehicles does not have an impact on Net Income (Loss) Attributable to Legg Mason, Inc.  This measure is provided in addition to our operating margin calculated under GAAP, but is not a substitute for calculations of margins under GAAP and may not be comparable to non-GAAP performance measures, including measures of adjusted margins of other companies.

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